EXHIBIT 10.2
CONFORMED COPY

BORROWER: Advanced Energy Industries, Inc.

GUARANTORS: UltraVolt Group, Inc.
UltraVolt, INC.
AEI US Subsidiary, LLC
AEI Global Holdings, LLC
Sekidenko, Inc.
AE Solar Energy, Inc.

CONTINUING AND UNCONDITIONAL GUARANTY

1. The Guaranty. For valuable consideration, the undersigned (whether one or more than one "Guarantor") hereby unconditionally guarantees and promises to pay promptly to Bank of America, N.A., its subsidiaries and affiliates (collectively, "Bank"), or order, in lawful money of the United States, any and all Indebtedness (defined below) to Bank when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter. The liability of Guarantor under this Guaranty is not limited as to the principal amount of the Indebtedness guaranteed and includes, without limitation, liability for all interest, fees, indemnities, and other costs and expenses relating to or arising out of the Indebtedness and for all swap, derivative, foreign exchange or hedge or other similar transaction or arrangement (“Swap Obligations”) now or hereafter owing from Advanced Energy Industries, Inc. ("Borrower") or any Guarantor to Bank. No Guarantor will be deemed to be a guarantor of any Swap Obligation to the extent that such Guarantor is not an Eligible Contract Participant at the time such guaranty becomes effective with respect to such Swap Obligations as set forth in the Commodities Exchange Act (7 U.S.C., Sec. 1, et. seq.). The liability of Guarantor is continuing and relates to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied. This Guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of Guarantor under this Guaranty is exclusive of Guarantor's liability under any other guaranties signed by Guarantor. If multiple entities sign this Guaranty, their obligations under this Guaranty shall be joint and several. If multiple entities sign this Guaranty, each entity comprising Guarantor waives any rights it has or may have under C.R.S. § 13-50-102 or § 13-50-103 (or under any corresponding future statute or rule of law in any jurisdiction) by reason of any release of fewer than all of the parties comprising Guarantor. "Indebtedness" shall mean and includes (a) any and all advances, debts, obligations and liabilities of Borrower previously, now or later made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, under that certain Loan Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement) among Borrower and the Bank, (b) any and all advances, debts, obligations and liabilities of Borrower or any Guarantor previously, now or later made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, arising under Swap Obligations and (c) obligations of Borrower or any Guarantor under any treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services, and whether the Borrower or any Guarantor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or later becomes unenforceable.

2. Obligations Independent. The obligations under this Guaranty are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions.

3. Rights of Bank. Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to:

(a) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Indebtedness or any part thereof, including increase or decrease of the rate of interest, or otherwise change the terms of any Bank Agreements;

(b) receive and hold security for the payment of this Guaranty or any Indebtedness and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

(c) apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine;

(d) release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Indebtedness; and

(e) permit the Indebtedness to exceed Guarantor's liability under this Guaranty, and Guarantor agrees that any amounts received by Bank from any source other than Guarantor shall be deemed to be applied first to any portion of the Indebtedness not guaranteed by Guarantor.

4. Guaranty to be Absolute. Guarantor agrees that until the Indebtedness has been paid in full in immediately available funds and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner vary, discharge or otherwise reduce, limit, or modify Guarantor's obligations under this Guaranty. Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Bank described in the immediately preceding paragraph of this Guaranty. It is the express intent of Guarantor that Guarantor’s obligations under this Guaranty are and shall be absolute and unconditional. This is a guaranty of payment and not merely a guaranty of collection. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to Bank is rescinded or must be returned by Bank to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation; and any guaranty of any indemnities, shall survive any termination of this Guaranty. In the event of the death of a Guarantor, the liability of the estate of the deceased Guarantor shall continue in full force and effect as to (i) the Indebtedness existing at the date of death, and any renewals or extensions, and (ii) loans or advances made to or for the account of Borrower after the date of the death of the deceased Guarantor pursuant to a commitment made by Bank to Borrower prior to the date of such death. As to all surviving Guarantors, this Guaranty shall continue in full force and effect after the death of a Guarantor, not only as to the Indebtedness existing at that time, but also as to the Indebtedness later incurred by Borrower to Bank. In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Indebtedness guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately if requested by Bank.

5. Guarantor's Waivers of Certain Rights and Certain Defenses. Guarantor waives:

(a) any right to require Bank to:

(i) proceed against Borrower or any other person;

(ii) marshal assets or proceed against or exhaust any security held from any of the Borrowers or any other person;

(iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from Borrower or any other person;

(iv) take any other action or pursue any other remedy in Bank's power; or

(v) make any presentment or demand for performance, or give any notice of nonperformance, acceleration, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness, or give any notice of acceptance of this Guaranty, or notices of any fact that might increase Guarantor’s risk.

(b) any defense to its obligations under this Guaranty based upon or arising by reason of:

(i) any disability or other defense of Borrower or any other person;

(ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of Borrower or any other person;

(iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of Borrower;

(iv) the application by Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrower to, or intended or understood by, Bank or Guarantor;

(v) any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against Borrower;

(vi) any impairment of the value of any interest in any security for the Indebtedness, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security;

(vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness, including increase or decrease of the rate of interest;

(viii) any requirement that Bank give any notice of acceptance of this Guaranty;

(ix) any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower;

(x) the benefit of any statute of limitations affecting Guarantor's liability under this Guaranty; or

(xi) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Guarantor's rights of subrogation or Guarantor's rights to proceed against Borrower for reimbursement.

(c) until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated, even though the Indebtedness may be in excess of Guarantor’s liability hereunder, to the extent permitted by applicable law, any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise).

No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

6. Lien and Setoff. Guarantor grants to Bank a continuing lien, security interest, and right of setoff as security for all of Guarantor's liabilities and obligations to Bank, whether now existing or later arising, upon and against all the deposits, credits, collateral and property of Guarantor (other than clients’ trust and other fiduciary accounts or escrows) now or hereafter in the possession, custody, or control of Bank or any entity under the control of Bank of America Corporation and its successors and assigns or in transit to any of them. At any time, without further demand or notice (any such notice being expressly waived by Guarantor), Bank may set off the same or any part thereof and apply the same to any liability or obligation of Guarantor even though unmatured and regardless of the adequacy of any other collateral securing this Guaranty. TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF GUARANTOR, ARE VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVED.

7. Subordination. Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Bank or resulting from Guarantor's performance under this Guaranty, are hereby subordinated to the Indebtedness. Guarantor agrees that, if Bank so requests, Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to Guarantor until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated. If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Bank and shall be paid over to Bank on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any security interest, lien, or other encumbrance that Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Bank may have on any such property.

8. Revocation of Guaranty.

(a) This Guaranty may be revoked at any time by Guarantor in respect to future transactions. Such revocation shall be effective upon actual receipt by Bank, at the address shown below or at such other address as may have been provided to Guarantor by Bank, of written notice of revocation. Revocation shall not affect any of Guarantor's obligations or Bank's rights with respect to transactions committed or entered into prior to Bank's receipt of such notice, nor shall it affect Guarantor’s obligations with respect to any indemnities, executed prior to Bank’s receipt of such notice.

(b) Guarantor acknowledges and agrees that this Guaranty may be revoked only in accordance with the foregoing provisions of this paragraph and shall not be revoked simply as a result of any change in name, location, ownership or composition or structure of Borrower, or the dissolution of Borrower.

9. Extent of Guaranty. If Guarantor is a subsidiary or affiliate of Borrower, Guarantor's liability hereunder shall not exceed at any one time the largest amount during the period commencing with Guarantor's execution of this Guaranty and thereafter that would not render Guarantor's obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law, including without limitation any law regarding fraudulent transfers.

10. Taxes.

(a) Guarantor represents and warrants that it is organized and resident in the United States of America. All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If Guarantor must make a payment under this Guaranty, Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to Bank so that no withholding tax is imposed on the payment. Notwithstanding the foregoing, if Guarantor makes a payment under this Guaranty to which withholding tax applies or if any taxes (other than taxes on net income (i) imposed by the country or any subdivision of the country in which Bank's principal office or actual lending office is located and (ii) measured by the United States taxable income Bank would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor's country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this paragraph, Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that Bank receives the sum it would have received had no such deduction or withholding been made (or, if Guarantor cannot legally comply with the foregoing, Guarantor shall pay to Bank such additional amounts as will result in Bank receiving the sum it would have received had no such deduction or withholding been made). Further, Guarantor shall also pay to Bank, on demand, all additional amounts that Bank specifies as necessary to preserve the after-tax yield Bank would have received if such taxes had not been imposed.

(b) Guarantor shall promptly provide Bank with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

11. Information Relating to Borrower. Guarantor acknowledges and agrees that it has made such independent examination, review, and investigation of the Bank Agreements as Guarantor deems necessary and appropriate, and shall have sole responsibility to obtain from Borrower any information required by Guarantor about any modifications to the Bank Agreements. Guarantor further acknowledges that Bank has no duty, and Guarantor is not relying on Bank, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower. "Bank Agreements" shall mean all agreements, documents, and instruments evidencing any of the Indebtedness, including but not limited to all loan agreements between Borrower and Bank and promissory notes from Borrower in favor of Bank, and all deeds of trust, mortgages, security agreements, and other agreements, documents, and instruments executed by Borrower in connection with the Indebtedness, all as now in effect and as hereafter amended, restated, renewed, or superseded.

12. Borrower's Authorization. It is not necessary for Bank to inquire into the powers of Borrower or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty, subject to any limitations on Guarantor's liability set forth in this Guaranty.

13. Guarantor Information; Reporting to Credit Bureaus. Guarantor authorizes Bank to verify or check any information given by Guarantor to Bank, check Guarantor’s credit references, verify employment, and obtain credit reports. Guarantor shall provide such financial statements and other financial information about Guarantor as Bank may request from time to time. Guarantor agrees that Bank shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to the Indebtedness and/or Guarantor as is consistent with Bank's policies and practices from time to time in effect. Guarantor acknowledges and agrees that the authorizations provided in this paragraph apply to any individual general partner of Guarantor.

14. Change of Status. Any Guarantor that is a business entity shall not enter into any consolidation, merger, or other combination unless the surviving business entity is such Guarantor or, to the extent such consolidated, merger or other combination is permitted by the Loan Agreement, Borrower or another Guarantor. Further, Guarantor shall not change its legal structure unless (a) Guarantor obtains the prior written consent of Bank and (b) all Guarantors’ obligations under this Guaranty are assumed by the new business entity.

15. Remedies. If Guarantor fails to fulfill its duty to pay all Indebtedness guaranteed hereunder or shall breach or fail to comply with any term or provision of this Guaranty, Bank shall have all of the remedies of a creditor and, to the extent applicable, of a secured party, under all applicable law. Without limiting the foregoing to the extent permitted by law, Bank may, at its option and without notice or demand:

(a) declare any Indebtedness due and payable at once;

(b) take possession of any collateral pledged by Borrower or Guarantor, wherever located, and sell, resell, assign, transfer, and deliver all or any part of the collateral at any public or private sale or otherwise dispose of any or all of the collateral in its then condition, for cash or on credit or for future delivery, and in connection therewith Bank may impose reasonable conditions upon any such sale. Further, Bank, unless prohibited by law the provisions of which cannot be waived, may purchase all or any part of the collateral to be sold, free from and discharged of all trusts, claims, rights of redemption and equities of Borrower or Guarantor whatsoever. Guarantor acknowledges and agrees that the sale of any collateral through any nationally recognized broker-dealer, investment banker, or any other method common in the securities industry shall be deemed a commercially reasonable sale under the Uniform Commercial Code or any other equivalent statute or federal law, and expressly waives notice thereof except as provided in this Guaranty; and

(c) set off and apply any and all deposit accounts of Guarantor held by Bank or its affiliates against any and all obligations of Guarantor owing to Bank. The set-off may be made irrespective of whether or not Bank shall have made demand under this Guaranty, and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit accounts and without regard for the availability or adequacy of other collateral. If exercised by Bank, Bank shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books after such default.

16. Notices. All notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Guaranty, or sent by facsimile to the fax number(s) listed on the signature page, or to such other addresses as Guarantor may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

17. Successors and Assigns. This Guaranty (a) binds Guarantor and Guarantor's executors, administrators, successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Bank, and (b) inures to the benefit of Bank and Bank's indorsees, successors, and assigns. Bank may, without notice to Guarantor and without affecting Guarantor's obligations, sell participations in, or assign the Indebtedness and this Guaranty, in whole or in part and may exchange information about Guarantor to any actual or potential participants or assignees.

18. Amendments, Waivers, and Severability. No provision of this Guaranty may be amended or waived except in writing. No failure by Bank to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver of such rights, remedies or powers, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.

19. Costs and Expenses. Guarantor agrees to pay all reasonable attorneys' fees and all other costs and expenses that may be incurred by Bank (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Bank in any case commenced by or against Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

20. Representations and Warranties. When Guarantor signs this Guaranty, and until the Indebtedness is repaid in full and any commitments or facilities provided by Bank with respect to the Indebtedness have been terminated, Guarantor makes the following representations and warranties:

(a) Guarantor is duly formed and existing under the laws of the state or other jurisdiction where organized.

(b) This Guaranty, and any instrument or agreement required hereunder, are within Guarantor's powers, have been duly authorized, and do not conflict with any of its organizational papers.

(c) In each state in which Guarantor does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes, except, in each case, to the extent that failure to comply could not reasonably be expected to have a Material Adverse Effect.

(d) All financial and other information that has been or will be supplied to Bank is sufficiently complete to give Bank accurate knowledge of Guarantor's financial condition in all material respects, including all material contingent liabilities. Since the date of the most recent financial statement provided to Bank, there has been no material adverse change in the financial condition, operations or properties of Guarantor. If Guarantor is comprised of the trustees of a trust, the foregoing representations shall also pertain to the trustor(s) of the trust.

(e) There is no lawsuit, tax claim or other dispute pending or threatened in writing against Guarantor (other than warranty claims in the ordinary course of business) which, if lost, would materially impair Guarantor's financial condition or ability to repay the Indebtedness, except as have been disclosed in writing to Bank.

(f) Guarantor is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to Bank.

(g) Guarantor has no knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid, except as have been disclosed in writing to Bank.

(h) There is no event which is, or with notice or lapse of time or both would be, a default by Guarantor under this Guaranty or under any other instrument or agreement executed in connection with the Indebtedness or this Guaranty.

(i) Guarantor will not be rendered insolvent by the execution, delivery, and performance of its obligations under this Guaranty.

21. Governing Law. Except to the extent that any law of the United States may apply, this Guaranty shall be governed and interpreted according to the laws of New York (the “Governing Law State”), without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of Bank under federal law.

22. Venue and Jurisdiction. Guarantor agrees that any action or suit against Bank arising out of or relating to this Guaranty shall be filed in federal court or state court located in the Governing Law State. Guarantor agrees that Bank shall not be deemed to have waived its rights to enforce this section by filing an action or suit against Guarantor in a venue outside of the Governing Law State.  If Bank does commence an action or suit arising out of or relating to this Guaranty, Guarantor agrees that the case may be filed in federal court or state court in the Governing Law State. Bank reserves the right to commence an action or suit in any other jurisdiction where Borrower, any Guarantor, or any collateral has any presence or is located. Guarantor consents to personal jurisdiction and venue in such forum selected by Bank and waives any right to contest jurisdiction and venue and the convenience of any such forum. The provisions of this section are material inducements to Bank’s acceptance of this Guaranty.

23. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.
24. Waiver of Class Actions. The terms “Claim” or “Claims” refer to any disputes, controversies, claims, counterclaims, allegations of liability, theories of damage, or defenses between Bank of America, N.A., its subsidiaries and affiliates, on the one hand, and the parties to this Guaranty, on the other hand (all of the foregoing each being referred to as a “Party” and collectively as the “Parties”). Whether in state court, federal court, or any other venue, jurisdiction, or before any tribunal, the Parties agree that all aspects of litigation and trial of any Claim will take place without resort to any form of class or representative action. Thus the Parties may only bring Claims against each other in an individual capacity and waive any right they may have to do so as a class representative or a class member in a class or representative action. THIS CLASS ACTION WAIVER PRECLUDES ANY PARTY FROM PARTICIPATING IN OR BEING REPRESENTED IN ANY CLASS OR REPRESENTATIVE ACTION REGARDING A CLAIM.

25. Counterparts. This Guaranty may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Guaranty (or of any agreement or document required by this Guaranty and any amendment to this Guaranty) by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Guaranty; provided, however, that the telecopy or other electronic image shall be promptly followed by an original if required by the Bank.

26. Application of Singular and Plural. In all cases where there is but a single Borrower, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower, or when this Guaranty is executed by more than one Guarantor, the word “Borrower” or "Borrowers" and the word "Guarantor" respectively shall mean all or any one or more of them as the context requires.

27. Final Agreement. This Agreement and any related security agreements or other agreements required by this Agreement constitute the entire agreement between Guarantor and Bank with respect to the subject matter of this Guaranty and with respect to the credit facilities provided by Bank to Borrower and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

28. Notice of Final Agreement. THIS WRITTEN GUARANTY AND THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

Executed this 28th day of July, 2017.

ULTRAVIOLET GROUP, INC.
AE SOLAR ENERGY, INC.

By: /s/ Tom McGimpsey                                                    Printed Name: Tom McGimpsey
Title: President and Treasurer

ULTRAVOLT, INC.

By: /s/ Tom McGimpsey
Printed Name: Tom McGimpsey
Title: President, Vice President and Treasurer

AEI US SUBSIDIARY, LLC
AEI GLOBAL HOLDINGS, LLC

By: /s/ Tom McGimpsey
Printed Name: Tom McGimpsey
Title: Manager

SEKIDENKO, INC.

By: /s/ Tom McGimpsey
Printed Name: Tom McGimpsey
Title: Executive Vice President, General Counsel
and Corporate Secretary

[Signature page to Guaranty]